UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2011

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On October 27, 2011, Occidental Petroleum Corporation released information regarding its results of operations for the three and nine months ended September 30, 2011.  The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition.  The full text of the press release is attached to this report as Exhibit 99.1.  The full text of the speeches given by James M. Lienert and Stephen Chazen are attached to this report as Exhibit 99.2.  Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.  Earnings Conference Call Slides are attached to this report as Exhibit 99.4.  Forward-Looking Statements Disclosure for Earnings Release Presentation Materials is attached to this report as Exhibit 99.5.  The information in this Item 2.02 and Exhibits 99.1 through 99.5, inclusive, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01.  Other Events

On October 27, 2011, Occidental Petroleum Corporation announced earnings from continuing operations of $1.8 billion ($2.18 per diluted share) for the third quarter of 2011, compared with $1.2 billion ($1.48 per diluted share) for the third quarter of 2010.  Net income was $1.8 billion ($2.17 per diluted share) for the third quarter of 2011, compared with the $1.2 billion ($1.46 per diluted share) for the third quarter of 2010.

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $2.6 billion for the third quarter of 2011, compared with $1.8 billion for the same period in 2010.  The increase in the third quarter of 2011 earnings was due to higher volumes and liquids prices.

For the third quarter of 2011, daily oil and gas production volumes averaged 739,000 barrels of oil equivalent (BOE), compared with 706,000 BOE in the third quarter of 2010.  As a result of higher year-over-year average oil prices and other factors affecting production sharing and similar contracts, production was reduced in the Middle East/North Africa and Colombia by 13,000 BOE per day, with another 1,000 BOE per day reduction at THUMS in Long Beach.

The third quarter 2011 production volume increase was a result of 56,000 BOE per day higher domestic volumes, partially offset by lower volumes in the Middle East/North Africa and Colombia.  The domestic increase was from Midcontinent and Other, including the new acquisitions in South Texas and the North Dakota Williston Basin, and California.  The Middle East/North Africa was lower primarily due to the lack of production in Libya and price impacts on production sharing contracts, partially offset by higher production from our traditional areas in Oman and Mukhaizna and Iraq production that came on line in 2011.  Colombia production was lower due to pipeline interruptions caused by insurgent activity.

Daily sales volumes increased from 713,000 BOE per day in the third quarter of 2010 to 743,000 BOE per day in the third quarter of 2011.  The 2011 sales volumes were higher than the production volumes due to the timing of liftings.

Oxy’s realized price for worldwide crude oil was $97.24 per barrel for the third quarter of 2011, compared with $72.31 per barrel for the third quarter of 2010.  The third quarter of 2011 realized oil price represents 108 percent of the average WTI and 87 percent of the average Brent price for the quarter.  About 60 percent of Oxy’s oil production tracks world oil prices and 40 percent is indexed to WTI.  Worldwide NGL prices were $56.06 per barrel in the third quarter of 2011, compared with $39.70 per barrel in the third quarter of 2010.  Domestic gas prices increased slightly from $4.20 per MCF in the third quarter of 2010 to $4.23 per MCF for the third quarter of 2011.

Chemicals

Chemical segment earnings for the third quarter of 2011 were $245 million, compared to $189 million in the third quarter of 2010.  The improvement in third quarter results on a year-over-year basis reflects higher pricing across most product lines, which more than offset higher feedstock costs.

Midstream, Marketing and Other

Midstream segment earnings were $77 million for the third quarter of 2011, compared with $163 million for the third quarter of 2010.  The decline in earnings for the third quarter of 2011 was primarily due to lower trading results, partially offset by higher income from our pipeline and power generation businesses.

NINE-MONTH RESULTS

Year-to-date 2011 core income was over $5.2 billion ($6.37 per diluted share), compared with $3.4 billion ($4.14 per diluted share) for the same period in 2010.  Net income for the first nine months of 2011 was $5.1 billion ($6.31 per diluted share), compared with $3.3 billion ($4.07 per diluted share) for the same period in 2010.

Oil and Gas

Oil and gas segment earnings were $7.7 billion for the nine months of 2011, compared with $5.5 billion for the same period of 2010.  The $2.2 billion increase in the 2011 results reflected higher crude oil and NGL prices and sales volumes, partially offset by higher operating costs and DD&A rates.

Oil and gas production volumes for the nine months were 728,000 BOE per day for 2011, compared with 703,000 BOE per day for the 2010 period.  Higher year-over-year average oil prices and other factors affecting our production sharing and similar contracts lowered our Middle East/North Africa, Long Beach and Colombia production by 14,000 BOE per day.

Domestic volumes increased primarily due to new operations in South Texas and the Williston Basin.  Middle East/North Africa production declined due to impacts of price and other factors on production sharing contracts and lower production in Libya, partially offset by new production in Iraq and higher production in Oman’s Mukhaizna field.

Daily sales volumes were 726,000 BOE in the first nine months of 2011, compared with 701,000 BOE for 2010.

Oxy's realized prices improved for crude oil and NGLs but declined for natural gas on a year-over-year basis.  Worldwide crude oil prices were $97.33 per barrel for the nine months of 2011, compared with $73.58 per barrel for the nine months of 2010.  Worldwide NGL prices were $55.63 per barrel for the nine months of 2011, compared with $43.66 per barrel in the nine months of 2010.  Domestic gas prices declined from $4.67 per MCF in the nine months of 2010 to $4.24 per MCF in the nine months of 2011.

Chemicals

Chemical segment earnings were $717 million for the nine months of 2011, compared with $327 million for the same period in 2010.  The 2011 nine month results reflect strong export sales and higher margins resulting from higher demand across most products.

Midstream, Marketing and Other

Midstream segment earnings were $378 million for the nine months of 2011, compared with $270 million for the same period in 2010.  The 2011 results reflect higher pipeline income and increased margins in our power generation business.

Forward-Looking Statements

Portions of this report contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects.  Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; general domestic political and regulatory approval conditions; international political conditions; not successfully completing, or any material delay of, any development of new fields, expansion projects, capital expenditures, efficiency-improvement projects, acquisitions or dispositions; potential failure to achieve expected production from existing and future oil and gas development projects; exploration risks such as drilling unsuccessful wells; any general economic recession or slowdown domestically or internationally; higher-than-expected costs; potential liability for remedial actions under existing or future environmental regulations and litigation; potential liability resulting from pending or future litigation; potential disruption or interruption of Occidental’s production or manufacturing or damage to facilities due to accidents, chemical releases, labor unrest, weather, natural disasters, political events or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates.  Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect” or similar expressions that convey the uncertainty of future events or outcomes generally indicate forward-looking statements.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report.  Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise.  Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2010 Form 10-K.

Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Third Quarter		Nine Months
($ millions, except per-share amounts)	2011	2010	2011	2010
SEGMENT NET SALES
Oil and Gas	$4,677	$3,508	$13,635	$10,517
Chemical	1,231	1,051	3,721	3,020
Midstream, Marketing and Other	256	388	1,109	993
Eliminations	(158)	(184)	(560)	(548)

Net Sales	$6,006	$4,763	$17,905	$13,982

SEGMENT EARNINGS
Oil and Gas (a), (b)	$2,612	$1,757	$7,704	$5,485
Chemical	245	189	717	327
Midstream, Marketing and Other	77	163	378	270
	2,934	2,109	8,799	6,082

Unallocated Corporate Items
Interest expense, net (c)	(23)	(18)	(259)	(73)
Income taxes (d)	(1,087)	(822)	(3,252)	(2,377)
Other	(49)	(66)	(289)	(255)

Income from Continuing Operations (a)	1,775	1,203	4,999	3,377
Discontinued operations, net (e)	(4)	(12)	138	(59)

NET INCOME (a)	$1,771	$1,191	$5,137	$3,318

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$2.18	$1.48	$6.14	$4.15
Discontinued operations, net	(0.01)	(0.02)	0.17	(0.07)
	$2.17	$1.46	$6.31	$4.08

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$2.18	$1.48	$6.14	$4.14
Discontinued operations, net	(0.01)	(0.02)	0.17	(0.07)
	$2.17	$1.46	$6.31	$4.07
AVERAGE COMMON SHARES OUTSTANDING
BASIC	812.5	812.7	812.6	812.4
DILUTED	813.2	813.9	813.3	813.8

(a) Earnings and Income - Represent amounts attributable to Common Stock, after deducting non-controlling interest amounts of $22 million for the third quarter of 2010 and $58 million for the nine months of 2010.

(b) Oil and Gas - The first nine months of 2011 include pre-tax charges of $35 million related to exploration write-offs in Libya and $29 million related to Colombia net worth tax.   Also, included in the first nine months of 2011 results is a pre-tax gain for sale of an interest in a Colombia pipeline of $22 million.

(c) Unallocated Corporate Items - Interest Expense, net - The first nine months of 2011 include a pre-tax charge of $163 million related to the premium on debt extinguishment.
(d) Unallocated Corporate Items - Taxes - The first nine months of 2011 include a net $21 million charge for out-of-period state income taxes.
(e) Discontinued Operations, net - The first nine months of 2011 include a $144 million after-tax gain from the sale of the Argentina operations.

Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Third Quarter		Nine Months
($ millions)	2011	2010	2011	2010
CAPITAL EXPENDITURES	$2,011	$1,020	$4,969	$2,580

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$924	$792	$2,653	$2,353

Attachment 3

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	Third Quarter		Nine Months
	2011	2010	2011	2010
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude Oil (MBBL)
California	80	75	78	75
Permian	133	134	132	136
Midcontinent and other	17	7	16	7
Total	230	216	226	218

NGL (MBBL)
California	16	17	15	17
Permian	37	30	38	28
Midcontinent and other	20	7	14	7
Total	73	54	67	52

Natural Gas (MMCF)
California	269	276	254	288
Permian	151	186	153	194
Midcontinent and other	379	194	357	189
Total	799	656	764	671

Latin America
Crude Oil (MBBL)
Colombia	27	33	29	33

Natural Gas (MMCF)
Bolivia	15	19	16	15

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	4	3	4	3
Dolphin	10	12	10	12
Iraq	4	-	6	-
Libya	-	11	5	13
Oman	69	63	68	60
Qatar	73	78	72	77
Yemen	28	30	28	32
Total	188	197	193	197

NGL (MBBL)
Dolphin	11	13	11	12
Libya	-	1	-	1
Total	11	14	11	13

Natural Gas (MMCF)
Bahrain	169	181	171	169
Dolphin	215	250	205	238
Oman	59	47	53	49
Total	443	478	429	456

Barrels of Oil Equivalent (MBOE)	739	706	728	703

Attachment 4

SUMMARY OF OPERATING STATISTICS - SALES

	Third Quarter		Nine Months
	2011	2010	2011	2010
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Crude Oil (MBBL)	230	216	226	218
NGL (MBBL)	73	54	67	52
Natural Gas (MMCF)	799	656	764	671

Latin America
Crude Oil (MBBL)
Colombia	24	36	29	32

Natural Gas (MMCF)
Bolivia	15	19	16	15

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	4	3	4	3
Dolphin	9	12	9	11
Iraq	7	-	2	-
Libya	-	12	5	12
Oman	71	66	70	60
Qatar	76	79	73	77
Yemen	28	30	28	32
Total	195	202	191	195

NGL (MBBL)
Dolphin	11	13	11	13
Libya	-	-	-	1
Total	11	13	11	14

Natural Gas (MMCF)	443	478	429	456

Barrels of Oil Equivalent (MBOE)	743	713	726	701

Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

	Third Quarter
($ millions, except per-share amounts)	2011	Diluted EPS	2010	Diluted EPS
TOTAL REPORTED EARNINGS	$1,771	$2.17	$1,191	$1.46

Oil and Gas
Segment Earnings	$2,612		$1,757
Add:
No significant items affecting earnings	-		-

Segment Core Results	2,612		1,757

Chemicals
Segment Earnings	245		189
Add:
No significant items affecting earnings	-		-

Segment Core Results	245		189

Midstream, Marketing and Other
Segment Earnings	77		163
Add:
No significant items affecting earnings	-		-

Segment Core Results	77		163

Total Segment Core Results	2,934		2,109

Corporate
Corporate Results --
Non Segment *	(1,163)		(918)
Add:
Discontinued operations, net **	4		12

Corporate Core Results - Non Segment	(1,159)		(906)

TOTAL CORE RESULTS	$1,775	$2.18	$1,203	$1.48

* Interest expense, income taxes, G&A expense and other.
** Amounts shown after tax.

Attachment 6

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Nine Months
($ millions, except per-share amounts)	2011	Diluted EPS	2010	Diluted EPS
TOTAL REPORTED EARNINGS	$5,137	$6.31	$3,318	$4.07

Oil and Gas
Segment Earnings	$7,704		$5,485
Add:
Libya exploration write-off	35		-
Gain on sale of Colombia pipeline interest	(22)		-
Foreign tax	29		-

Segment Core Results	7,746		5,485

Chemicals
Segment Earnings	717		327
Add:
No significant items affecting earnings	-		-

Segment Core Results	717		327

Midstream, Marketing and Other
Segment Earnings	378		270
Add:
No significant items affecting earnings	-		-

Segment Core Results	378		270

Total Segment Core Results	8,841		6,082

Corporate
Corporate Results --
Non Segment *	(3,662)		(2,764)
Add:
Premium on debt extinguishments	163		-
State income tax charge	33		-
Tax effect of pre-tax adjustments	(50)		-
Discontinued operations, net **	(138)		59

Corporate Core Results - Non Segment	(3,654)		(2,705)

TOTAL CORE RESULTS	$5,187	$6.37	$3,377	$4.14

* Interest expense, income taxes, G&A expense and other
** Amounts shown after tax.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated October 27, 2011.

99.2	Full text of speeches given by James M. Lienert and Stephen Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: October 27, 2011	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

(d)	Exhibits

99.1	Press release dated October 27, 2011.

99.2	Full text of speeches given by James M. Lienert and Stephen Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.